                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BLACKWATER MIDSTREAM CORP.
             (Exact name of registrant as specified in its charter)

              NEVADA                                       26-2590455
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                     Identification Number)

           4006 HIGHWAY 44
         GARYVILLE, LOUISIANA                                 70076
(Address of Principal Executive Offices)                    (Zip Code)

                 BLACKWATER MIDSTREAM CORP. 2008 INCENTIVE PLAN
                            (Full title of the plan)

                                MICHAEL D. SUDER
                             CHIEF EXECUTIVE OFFICER
                                 4006 HIGHWAY 44
                           GARYVILLE, LOUISIANA 70076
                     (Name and address of agent for service)

                                 (201) 290-8369
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer   |_|                                                 Accelerated filer          |_|

   Non-accelerated filer     |_| (Do not check if a smaller reporting company)   Smaller reporting company  |X|

                                             CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
             TO BE REGISTERED                REGISTERED (1)        PER SHARE            PRICE (2)       REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001 per share       5,000,000        @ 7/9/08 $3.81      $19,050,000.00           $748.67
============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported on the over the counter bulletin board on July 9, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------------------
      *The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by Blackwater Midstream Corp. (the "Company") with the Commission, are incorporated in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 filed on June 29, 2007;

      (b) The Company's Current Reports on Form 8-K filed on October 15, 2007, January 30, 2008, February 7, 2008, May 6, 2008, May 9, 2008, May
            16, 2008 and June 3, 2008 (other than those portions of which were "furnished" and not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended);

      (c) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2007 filed on August 14, 2007, the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007 filed on November 14, 2007 and the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2007 filed on February 14, 2008; and

      (d) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed on June 30, 2005 including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      N/A

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      N/A

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 78.7502 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding as follows:

      "1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS Section 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the NRS the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS Section
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS Section 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

      Further, Section 78.751 of the NRS sets forth the authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

      "1. Any discretionary indemnification pursuant to NRS Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      3. The indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

      Under Section 78.752 of the NRS a company may provide Insurance and other financial arrangements against liability of directors, officers, employees and agents.

      "1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) The creation of a trust fund; (b) The establishment of a program of self-insurance; (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

      4. In the absence of fraud: (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) The insurance or other financial arrangement: (1) Is not void or voidable; and (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS."

      Articles VIII and IX of the Company's Amended and Restated Articles of Incorporation provides for indemnification by the Company of any of its directors, officers or employees to the fullest extent permitted by the above provisions of the NRS against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was a director, officer or employee. Article IX of the Bylaws of the Company generally provide for the indemnification against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement and reasonably incurred, of any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful. Provided however that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Company unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. The Company is required to indemnify an indemnitee against expenses (including attorney's fees) actually and reasonably incurred by such person if the indemnitee has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding. Further, a determination as to whether the indemnification is proper in the circumstances shall be made by the Board of Directors by majority vote of a quorum or by majority vote of a quorum of directors not party to any action, or by independent legal counsel (selected by one or more directors) in a written opinion, or by the Shareholders. Anyone making the determination may determine that a person has met the standards therein set forth as to some claims, issues, or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      N/A

ITEM 8.  EXHIBITS.

      The following exhibits are filed with this Registration Statement.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------- -----------------------------------------------------------------------

   3.1 Amended and Restated Articles of Incorporation of the Company, effective as of March 18, 2008 (included herewith).

   3.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on form SB-2 filed June 7, 2004, File No. 333-116229).

   4.1   Blackwater Midstream Corp. 2008 Incentive Plan (included herewith).

   4.2   Form of Incentive Stock Option Agreement (included herewith).

   4.3   Form of Nonqualified Stock Option Agreement (included herewith).

   4.4   Form of Restricted Share Agreement (included herewith).

   5.1   Legal Opinion of Wilson, Haglund & Paulsen, P.C. (included herewith).

  23.1 Consent of Telford Sadovnick, P.L.L.C., Certified Public Accountants (included herewith).

  24     Power of Attorney (contained within the signature page).

ITEM 9.  UNDERTAKINGS.

      1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b)   That, for the purpose of determining any liability under the

Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana as of July 10, 2008.

                                          BLACKWATER MIDSTREAM CORP.

                                          By: /s/ MICHAEL D. SUDER
                                             -----------------------------------
                                          Name:   Michael D. Suder
                                          Title:  Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher A. Wilson and Michael D. Suder and each of them such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 10, 2008:

SIGNATURE                                               TITLE
-------------------------------------  -----------------------------------------

 /s/ MICHAEL D. SUDER                      Chief Executive Officer (Principal
-------------------------------------
Michael D. Suder                            Executive Officer) and Director

 /s/ CHRISTOPHER A. WILSON                     President, Chief Financial
-------------------------------------
Christopher A. Wilson                    Officer (Principal Financial Officer),
                                          Chief Accounting Officer (Principal
                                            Accounting Officer) and Director

 /s/ HERBERT N. WHITNEY                                Director
-------------------------------------
Herbert N. Whitney

EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
-------- -----------------------------------------------------------------------

   3.1 Amended and Restated Articles of Incorporation of the Company, effective as of March 18, 2008 (included herewith).

   3.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on form SB-2 filed June 7, 2004, File No. 333-116229).

   4.1   Blackwater Midstream Corp. 2008 Incentive Plan (included herewith).

   4.2   Form of Incentive Stock Option Agreement (included herewith).

   4.3   Form of Nonqualified Stock Option Agreement (included herewith).

   4.4   Form of Restricted Share Agreement (included herewith).

   5.1   Legal Opinion of Wilson, Haglund & Paulsen, P.C. (included herewith).

  23.1 Consent of Telford Sadovnick, P.L.L.C., Certified Public Accountants (included herewith).

  24     Power of Attorney (contained within the signature page).